Exhibit 99.6

September 16, 2010

Cellu Tissue Holdings, Inc.’s—Employee Q&A

Q:	Why is Cellu Tissue Holdings, Inc. being sold to Clearwater Paper Corporation?

A:	After careful consideration, and with the assistance of our independent advisors, and with the recommendation of the Transaction Committee of the Board of Directors, Cellu Tissue Holdings, Inc.’s Board of Directors unanimously determined that a transaction with Clearwater Paper Corporation will provide immediate and meaningful value to its shareholders.

Details about the background to the merger will be publicly available in our filings with the SEC

To learn more about Clearwater Paper Corporation, please go www.clearwaterpaper.com or to www.cellutissue.com for more information.

Q:	What is the likelihood of this happening/closing?

A:	We are working together with Clearwater Paper Corporation to close the transaction quickly and expect it to close, subject to customary closing conditions, in the last calendar quarter of 2010.

Q:	Does Clearwater Paper Corporation plan on keeping all of the Cellu Tissue Holdings, Inc. and Clearwater Paper Corporation’s facilities or will some facilities be sold off?

A:	The transaction is about integrating both companies into one. The process will take some time and it is too early to tell what the final makeup of the company will look like.

Q:	Will Cellu Tissue Holdings, Inc.’s facilities and employees be integrated into Clearwater Paper Corporation’s or will the businesses stand alone?

A:	Cellu Tissue Holdings, Inc.’s facilities and employees will be fully integrated into Clearwater Paper Corporation.

Q:	Am I going to lose my job? When will I know if Clearwater Paper Corporation wants to keep me? What do I get if I lose my job?

A:	Planning is underway to ensure a smooth integration. It is still very early in the process and specific details must still be worked out to develop the synergies to ensure long-term business success.

Q:	What will the company be called?

A:	We will operate under the Clearwater Paper Corporation name and brand once the deal is complete.

Q:	What is the process going to be from today going forward?

A:	It is early in the planning stages. The full integration process will begin when and if the transaction is completed, but interaction among Cellu Tissue Holdings, Inc.’s and Clearwater Paper Corporation’s management groups is beginning now.

Q:	Will my base salary or hourly rate change? Will my benefits change? What will happen to my 401k plan? Vacation?

A:	Per our agreement with Clearwater Paper Corporation, your base salary or hourly wage rate as currently in effect should for at least one year not be less than your base salary or hourly wage rate in effect at the closing of the merger. Your bonus opportunities should be no less favorable than the bonus opportunities available to similarly situated employees of Clearwater Paper Corporation, and the benefits available to all our employees should for at least one year be no less favorable in the aggregate than the their current benefits. What happens to our 401k plans will be determined before the merger closes. One alterative is for our 401k plans to be terminated, in which event each participant’s account balance should vest and the participants in our 401k plans should be eligible to participate in Clearwater Paper Corporation’s 401k plan in accordance with the terms of such plan. Another alternative is for Clearwater Paper Corporation to adopt our plans, in which event our plans would continue in effect following the closing of the merger. Your service credit for vacation with Clearwater Paper Corporation should l be no less than your service credit with us, but no decision has been made on whether you will continue under our vacation policy or will switch to Clearwater Paper Corporation’s vacation policy. Finally, you need to anticipate that that the new organization down the road will look at our entire compensation and benefits program to see what needs and changes are required going forward for the new organization.

Q:	Is it business as usual until the merger is consummated?

A:	Yes. At this time there are no immediate effects.

Q:	What assets are included in the acquisition?

A:	All of our facilities and businesses. To learn more about Clearwater Paper Corporation, please go www.clearwaterpaper.com or to www.cellutissue.com for more information.

Q:	Will there be organizational changes associated with the merger? What about the Cellu Tissue Holdings, Inc.’s senior management team?

A:	Yes, after the transaction closes, there will be some changes in the organizational structure due to the need to avoid duplication of management positions. At this time, no decisions have been made regarding organization changes decisions.

Q:	How does the transaction impact our tissue production capabilities?

A:	The transaction significantly furthers the capacity of our tissue business. Clearwater Paper Corporation produces 218,000 tons of tissue, which almost doubles our tissue-making capacity, and establishes a nationwide tissue manufacturing presence.

Q:	What does this mean for our customers?

A:	A nationwide manufacturing network will improve service to existing private label grocery customers. The broad geographic distribution of manufacturing facilities affords increased production capacity and places product much closer to customers.

Q:	What should I tell tissue customers and suppliers when they call me about the merger?

A:	We are confident this transaction will enable the combined companies to better serve our customers expanding needs. Collectively, the companies provide enhanced national manufacturing capabilities and a vertically integrated supplier with high quality tissue products and exceptional service. Our primary goal of the newly combined business will be to enhance our ability to serve our customers specific needs so that we will always be our customers first choice for quality tissue products. (additional customer information is available)

Q:	What should I tell hard roll customers and suppliers when they call me about the merger?

A:	We are confident this merger will enable the combined companies to better serve our customers needs. Collectively, the companies provide enhanced national manufacturing capabilities and a vertically integrated supplier with high quality tissue products and exceptional service. The primary goal of the newly combined business will be to enhance our ability to serve our customers specific needs. To this end, we believe the merged companies anticipate maintaining a significant focus in the hard roll segment, and having a continued commitment to the machine glazed business as a strategic part of the overall hard roll business. (additional customer information is available)

Q:	Will the combined companies be able to continue to supply paper to customers?

A:	At this point, it is business as usual. The merger agreement was just signed and once the transaction is completed we will be able to better communicate the strategic direction of the new company. Both Cellu Tissue Holdings, Inc. and Clearwater Paper Corporation are fully aware of the strategic importance and benefits of the Specialty Tissue Business (MG Business) and that will factor into the development of future plans. Additionally, I would like to remind you that the combined companies will have over 400,000 tons of tissue and 80,000 tons of MG.

Additional Information and Where to Find it

In connection with the proposed merger of Cellu Tissue Holdings, Inc. (the “Merger”) with and into Sand Dollar Acquisition Corporation, a wholly owed subsidiary of Clearwater Paper Corporation, and required shareholder approval, Cellu Tissue Holdings, Inc. will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CELLU TISSUE HOLDINGS, INC. AND THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Cellu Tissue Holdings, Inc. with the SEC may be obtained free of charge by contacting Cellu Tissue Holdings, Inc. at Cellu Tissue Holdings, Inc., Attn: Investor Relations, 1855 Lockeway Dr. Ste 501, Alpharetta, GA 30004. Our filings with the SEC are also available on our website at www.cellutissue.com.

Participants in the Solicitation

Cellu Tissue Holdings, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from Cellu Tissue Holdings, Inc.’s shareholders with respect to the Merger. Information about Cellu Tissue Holdings, Inc.’s officers and directors and their ownership of Cellu Tissue Holdings, Inc.’s common shares is set forth in the proxy statement for Cellu Tissue Holdings, Inc.’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on June 25, 2010. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Cellu Tissue Holdings, Inc. and its respective officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

4